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                                                                     Exhibit 4.3


     NUMBER                     [LOGO OF NXT]                       SHARES

                                                              CUSIP 29267E 10 6

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

THIS CERTIFIES THAT



is the registered holder of

     FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR
                              VALUE PER SHARE, OF

                        ENERGY EXPLORATION TECHNOLOGIES

transferable on the books of Energy Exploration Technologies by the holder of this certificate in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the transfer agent and registrar for Energy Exploration Technologies.

WITNESS the facsimile seal of Energy Exploration Technologies and the facsimile signatures of its duly authorized officers.


Dated:




President and Chief Operating Officer       Chairman and Chief Executive Officer
                                      [SEAL]

BY


                                       COUNTERSIGNED AND REGISTERED:
                                              JERSEY TRANSFER & TRUST COMPANY
                                              201 BLOOMFIELD AVENUE, P.O. BOX 36
                                              VERONA, NJ  07044
                                                    TRANSFER AGENT AND REGISTRAR



                                                              AUTHORIZED OFFICER